Exhibit E

Certification under Rule 466

     The Depositary, Citibank, N.A., represents and certifies the following:

     (1) That it previously had filed a registration statement on Form F-6 (Petroleum Geo-Services ASA, File No. 333-10856), which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement.

     (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

Date: January 14, 2005	Citibank, N.A., as depositary
	By:	/s/ Frettra M. Miller
Frettra M. Miller, Esq.
Vice President